Exhibit 10.1

AMENDMENT No. 1

AMENDMENT No. 1, dated as of February 27, 2013 (this “Amendment”), in respect of the Credit Agreement (as amended and restated, supplemented or otherwise modified from time to time) (the “Credit Agreement”), dated as of May 27, 2011, among The AES Corporation, as Borrower, the Banks party thereto from time to time and Bank of America, N.A., as agent.

WHEREAS, Borrower desires, pursuant to Section 2.16 of the Credit Agreement, to obtain Credit Agreement Refinancing Indebtedness in respect of all of the Term Loans outstanding under the Credit Agreement made on the Closing Date and outstanding on the date hereof (the “Existing Term Loans”), and to prepay in full such Existing Term Loans and all other Obligations in respect thereof on the Amendment Effective Date; and

WHEREAS, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the joint lead arrangers for the Amendment; and

WHEREAS, the 2013 Other Term Loan Banks (as defined below) have agreed to provide such Credit Agreement Refinancing Indebtedness in the form of Other Term Loans, in accordance with the terms and conditions set forth herein and in the Credit Agreement; and

WHEREAS, the transactions contemplated hereby constitute a prepayment of the Existing Term Loans pursuant to Section 2.10(a)(i) of the Credit Agreement; and

WHEREAS, the Borrower and the Required Banks have agreed to amend the Credit Agreement as hereinafter provided;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the Amendment Effective Date, refer to the Credit Agreement as amended hereby.

(b) As used in this Amendment, the following terms have the meanings specified below:

“Amendment Effective Date” shall have the meaning assigned to such term in Section 8 hereof.

“Existing Term Loan Bank” shall mean a Term Loan Bank with an Existing Term Loan on the Amendment Effective Date, immediately prior to giving effect to this Amendment.

“Existing Term Loan Prepayment Amount” shall mean, for each Existing Term Loan Bank, the sum of (i) the aggregate principal amount of Existing Term Loans owing to such Existing Term Loan Bank on the Amendment Effective Date (other than in respect of any Existing Term Loan in respect of which the Existing Term Loan Bank has agreed in a written notice to the Agent to exchange for a 2013 Other Term Loan in the same principal amount) plus (ii) all accrued and unpaid interest on such Existing Term Loan Bank’s Existing Term Loans to the Amendment Effective Date plus (iii) any other amounts owing to such Existing Term Loan Bank (in its capacity as such) under the Financing Documents as of the Amendment Effective Date (including any amounts under Section 2.12).

Section 2. Amendment Effective Date Transactions; Terms of the Other Term Loans.

(a) With effect from and including the Amendment Effective Date, each Person identified on the signature pages hereof as a “2013 Other Term Loan Bank” (each, a “2013 Other Term Loan Bank”) shall (i) become party to the Credit Agreement as a “Bank,” a “Term Loan Bank,” an “Other Term Loan Bank” (so long as such Person is not an Existing Term Loan Bank) and an “Additional Term Loan Bank,” (ii) have an Other Term Commitment in the amount set forth on Schedule 1 hereto (its “2013 Other Term Commitment”) and (iii) have all of the rights and obligations of a “Bank,” a “Term Loan Bank,” an “Other Term Loan Bank,” an “Additional Term Loan Bank” and a “Bank Party” under the Credit Agreement and the other Financing Documents.

(b) On the Amendment Effective Date, each Existing Term Loan Bank (in its capacity as such, but not in any other capacity) shall cease to be a Bank party to the Credit Agreement (and, for the avoidance of doubt, shall not be a Term Loan Bank party to the Credit Agreement (except to the extent that it is a 2013 Other Term Loan Bank or shall subsequently become a Term Loan Bank party thereto pursuant to an assignment and assumption entered into in accordance with the terms of the Credit Agreement)), and all accrued fees and other amounts payable under the Credit Agreement for the account of each Existing Term Loan Bank shall be due and payable on such date; provided that the provisions of Sections 8.03, 8.04 and 10.03 of the Credit Agreement shall continue to inure to the benefit of each Existing Term Loan Bank after the Amendment Effective Date.

2

(c) On the Amendment Effective Date:

(I) Each 2013 Other Term Loan Bank, severally and not jointly, shall make an Other Term Loan (a “2013 Other Term Loan”) to Borrower in accordance with this Section 2(c) and Section 2.02 of the Credit Agreement by delivering to the Agent immediately available funds in an amount equal to its 2013 Other Term Commitment (other than any 2013 Other Term Loan Bank which (i) is also an Existing Term Loan Bank and (ii) has agreed by written notice to the Agent to exchange its Existing Term Loan for a 2013 Other Term Loan in the same principal amount);

(II) Borrower shall prepay in full the Existing Term Loans by:

(A) delivering to the Agent an amount equal to the excess of (1) the aggregate of the Existing Term Loan Prepayment Amounts for all of the Existing Term Loan Banks over (2) the aggregate amount of the 2013 Other Term Commitments (such excess, the “Borrower’s Payment”); and

(B) directing the Agent to apply the funds made available to the Agent pursuant to Section 2(c)(I) hereof (the “Bank Funding Amount”), along with the Borrower’s Payment to prepay in full the Existing Term Loans (other than any Existing Term Loan in respect of which the Existing Term Loan Bank has agreed by written notice to the Agent to exchange for a 2013 Other Term Loan in the same principal amount); and

(III) The Agent shall apply the Bank Funding Amount and the Borrower’s Payment to pay to each Existing Term Loan Bank an amount equal to such Existing Term Loan Bank’s Existing Term Loan Prepayment Amount; and

(IV) The transactions described in the preceding clauses (I), (II) and (III) shall be deemed to occur immediately prior to the effectiveness of the amendment of the Credit Agreement pursuant to Section 3 hereof.

(d) Each 2013 Other Term Loan made on the Amendment Effective Date pursuant to Section 2(c) shall constitute, at the option of the Borrower, either Base Rate Loans or Eurodollar Loans with an initial Interest Period of one month as set forth in the Notice of Borrowing with respect to the 2013 Other Term Loans pursuant to Section 2.02 of the Credit Agreement.

(e) The “Base Rate Margin” and the “Eurodollar Margin” with respect to the 2013 Other Term Loans shall be determined as set forth on Schedule 2 hereto. The “Eurodollar Rate” floor shall be as specified on Schedule 2 hereto.

3

(f) All 2013 Other Term Loans shall mature and be due and payable in full on June 1, 2018 (the “2013 Other Term Loan Termination Date”).

(g) In the event that, on or prior to the first anniversary of the Amendment Effective Date, Borrower (x) makes any prepayment of 2013 Other Term Loans in connection with any Repricing Transaction or (y) effects any amendment to the Credit Agreement or this Amendment resulting in a Repricing Transaction with respect to the 2013 Other Term Loans, the Borrower shall pay to the Agent, for the ratable account of each of the applicable Banks, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the 2013 Other Term Loans being prepaid and (II) in the case of clause (y), an amount equal to 1% of the aggregate amount of the applicable 2013 Other Term Loans outstanding immediately prior to such amendment that were repriced pursuant to such amendment.

(h) The 2013 Other Term Commitments provided for hereunder shall terminate on the Amendment Effective Date immediately upon the borrowing of the 2013 Other Term Loans pursuant to Section 2(c).

Section 3. Amendment of Credit Agreement.

(a) Each of the parties hereto agrees that, effective on the Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example:) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amendments”).

(b) With effect from the Amendment Effective Date and as provided in the Amendments, each 2013 Other Term Loan made on the Amendment Effective Date in accordance with Section 2 hereof shall constitute, for all purposes of the Credit Agreement, a “Term Loan” made pursuant to the Credit Agreement and this Amendment, and all provisions of the Credit Agreement applicable to Term Loans shall be applicable to such 2013 Other Term Loans.

(c) It is understood and agreed that immediately following the consummation of the transactions described in Section 2, the 2013 Other Term Loan Banks, by execution of this Amendment, hereby consent to the Amendments and constitute the Required Banks and the Amendments shall become effective immediately following the consummation of the transactions described in Section 2.

Section 4. Effect of Amendment; Reaffirmation; Etc. (a) Except as expressly set forth herein or in the Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise

4

affect the rights and remedies of the Banks or the Agent Parties under the Credit Agreement or under any other Financing Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Financing Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the foregoing, (i) each of Borrower and AES BVI II acknowledges and agrees that (A) each Financing Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended pursuant to the Amendments) and (B) the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations (including, for the avoidance of doubt, the 2013 Other Term Loans made on the Amendment Effective Date) on the terms and conditions set forth in the Collateral Documents, and hereby ratifies the security interests granted by it pursuant to the Collateral Documents and (ii) each of Borrower and AES BVI II hereby confirms and ratifies its continuing unconditional obligations under the Financing Documents with respect to all of the Secured Obligations (including, for the avoidance of doubt, the 2013 Other Term Loans made on the Amendment Effective Date).

(b) This Amendment constitutes a “Refinancing Amendment,” the 2013 Other Term Loans constitute “Other Term Loans,” “Credit Agreement Refinancing Indebtedness,” “Loans” and “Term Loans” and the commitments of the 2013 Other Term Loans Banks hereunder to make 2013 Other Term Loans constitute “Other Term Commitments”, in each case as such terms are used and defined in the Credit Agreement. From and after the Amendment Effective Date, this Amendment shall be a Financing Document.

Section 5. Representations of the Borrower. The Borrower hereby represents and warrants that, immediately prior to and immediately after giving effect to the transactions contemplated by this Amendment, including the borrowing of the 2013 Other Term Loans provided for herein and the Amendments:

(a) the representations and warranties set forth in Article IV of the Credit Agreement and in each other Financing Document shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (other than with respect to Section 4.16 thereof which shall be true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of such date), in which case they shall be true and correct in all material respects as of such earlier date; provided, that any such

5

representation and warranty that is qualified by “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the Amendment Effective Date with the same effect as though made on and as of such date or such earlier date, as applicable;

(b) The Borrower has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and neither its execution and delivery of this Amendment nor the consummation of the transaction contemplated hereby conflict with the Borrower’s organizational documents or material contracts or with any applicable law; and

(c) no Default shall exist or would result from the transactions contemplated by this Amendment, including the borrowing of the 2013 Other Term Loans and the Amendments.

Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

Section 8. Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Agent shall have received from each of Borrower and AES BVI II, the Agent and each 2013 Other Term Loan Bank either (i) a counterpart of the Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy or electronic transmission of a signed signature page of the Amendment) that such party has signed a counterpart of the Amendment;

(b) Borrower shall have paid all fees due and payable to Citigroup Global Markets Inc. and the other lead arrangers pursuant to that certain fee letter, dated as of February 26, 2013, among the Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Citigroup Global Markets Inc.;

6

(c) the Agent shall have received all fees and expenses due and payable on or prior to the Amendment Effective Date under the Existing Credit Agreement or any other Financing Document, including, to the extent invoiced at least two Business Days prior to the Amendment Effective Date (except as otherwise reasonably agreed by Borrower), reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower under the Credit Agreement or any other Financing Document;

(d) the aggregate amount of the 2013 Other Term Commitments shall be equal to $806,625,000;

(e) the Agent shall have received from Borrower the Borrower’s Payment;

(f) the Agent and each 2013 Other Term Loan Bank shall have received on or prior to the Amendment Effective Date, all documentation and other information about Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, that has been requested in writing at least 5 Business Days prior to the Amendment Effective Date;

(g) the representations and warranties set forth in Section 5 of this Amendment shall be true and correct in all material respects; and

(h) the Agent shall have received:

(I) a certificate as to the good standing (where relevant) of the Borrower as of a recent date, from the Secretary of State of the state of its organization or similar governmental authority;

(II) a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrower authorizing the execution, delivery and performance of this Amendment, including, the borrowing of the 2013 Other Term Loans contemplated under this Amendment; and

(III) an opinion of Davis Polk & Wardwell LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Agent, as to such matters as the Agent shall reasonably request,

in each of cases (I) – (III) (to the extent applicable), substantially consistent with those delivered on the Closing Date pursuant to Section 3.01 of the Credit Agreement (other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Agent).

7

It shall be a further condition precedent (x) to the effectiveness of this Amendment and to the obligation of each 2013 Other Term Loan Bank to make the 2013 Other Term Loans to be made by it pursuant to Section 2(c)(I) that the conditions set forth in Section 3.02 of the Credit Agreement shall be satisfied on the Amendment Effective Date (including delivery of a Notice of Borrowing pursuant to Section 2.02 of the Credit Agreement) and (y) to the effectiveness of the Amendments that the Bank Funding Amount shall have been received and all payments contemplated by Section 2(c)(III) shall have been made.

[SIGNATURE PAGES FOLLOW]

8

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower:

THE AES CORPORATION

By:	/s/ Willard C. Hoagland III
Name: Willard C. Hoagland III
Title: Vice President and Treasurer

SIGNATURE PAGE TO AMENDMENT

Grantor:

AES INTERNATIONAL HOLDINGS II, LTD.

By:	/s/ Kazi Hasan
Name: Kazi Hasan
Title: President

SIGNATURE PAGE TO AMENDMENT

BANK OF AMERICA, N.A., as Agent

By	/s/ Maria A. McClain
Name: Maria A. McClain
Title: Vice President

SIGNATURE PAGE TO AMENDMENT

2013 Other Term Loan Bank:

By executing this signature page, the institution referred to below hereby consents to the terms of the Amendment to which this signature page is attached and elects to become a 2013 Other Term Loan Bank with a 2013 Other Term Commitment in the amount set out in Schedule 1 on the Amendment Effective Date.

CITIBANK, N.A., as Bank

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Director & Vice President

SIGNATURE PAGE TO AMENDMENT

Schedule 1

2013 Other Term Commitments

Bank	2013 Other Term Commitment
CITIBANK, N.A.	142,738,074.11
0934600 BC UNLIMITED LIABILITY COMPANY	3,870,097.15
ABERDEEN LOAN FUNDING LTD	1,536,428.57
ABS LOANS 2007 LTD	4,255,351.34
ADVANCED SERIES TRUST AST FIRST TRUST BALANCED TARGET PORTFOLIO	770,139.61
ADVANCED SERIES TRUST AST FIRST TRUST CAPITAL APPRECIATION TARGET PORTFOLIO	770,139.61
ALLIANCEBERNSTEIN INSTITUTIONAL INVESTMENTS - AXA HIGH YIELD LOAN PORTFOLIO	1,949,782.45
ALLIED WORLD ASSURANCE COMPANY LTD	1,149,892.89
ALM LOAN FUNDING 2010 3 LTD APOLLO OPPORTUNITY CREDIT FUND II	2,227,821.43
ALM V LTD	3,649,017.86
ALM VII LTD	1,551,948.04
AMERICAN STATES INSURANCE COMPANY	733,118.20
ARROWOOD INDEMNITY COMPANY BY BABSON CAPITAL MANAGEMENT LLC	1,843,714.29
ARROWOOD INDEMNITY COMPANY BY INVESCO SENIOR SECURED MGMT INC	770,139.61
ARROWOOD INDEMNITY COMPANY AS ADMINISTRATOR OF THE PENSION PLAN OF ARROWOOD INDEMNITY CO BY BABSON	460,928.57
ARROWOOD INDEMNITY COMPANY AS ADMINISTRATOR OF THE PENSION PLAN OF ARROWOOD INDEMNITY CO BY INVESCO	192,534.89
BABSON CLO LTD 2005-1	3,072,857.14
BABSON CLO LTD 2005-II	2,304,642.86
BABSON CLO LTD 2006 II	1,536,428.57
BABSON CLO LTD 2007 I	3,072,857.14
BABSON CLO LTD 2011-1	3,084,428.58
BABSON CLO LTD 2012 II	1,551,947.96
BABSON MID MARKET CLO LTD 2007 II	1,536,428.57
BAKER STREET CLO II LTD	1,153,284.12
BAKER STREET FUNDING CLO 2005 1 LTD	1,153,284.12
BANCO GENERAL OVERSEAS INC	384,107.14
BANK OF AMERICA TRADE	3,536,706.76
BARCLAYS BANK UK RETIREMENT FUND THE	845,035.71
BELHURST CLO LTD	1,315,972.72
BLACKROCK DEBT STRATEGIES FUND INC	1,382,785.71
BLACKROCK DEFINED OPPORTUNITY CREDIT TRUST	768,214.29
BLACKROCK FLOATING RATE INCOME STRATEGIES FUND INC	3,072,857.14

BLACKROCK FLOATING RATE INCOME TRUST	2,079,998.38
BLACKROCK FUNDS II BLACKROCK FLOATING RATE INCOME PORTFOLIO	3,263,948.03
BLACKROCK FUNDS II BLACKROCK MULTI ASSET INCOME PORTFOLIO	388,969.26
BLACKROCK GLOBAL INVESTMENT SERIES INCOME STRATEGIES PORTFOLIO	1,111,051.15
BLACKROCK LIMITED DURATION INCOME TRUST	1,152,321.43
BLACKROCK SECURED CREDIT PORTFOLIO OF BLACKROCK FUNDS II	175,036.17
BLACKROCK SENIOR FLOATING RATE PORTFOLIO BY BLACKROCK FINANCIAL	295,094.93
BLACKROCK SENIOR HIGH INCOME FUND INC	729,803.57
BLACKROCK SENIOR INCOME SERIES IV	2,112,589.29
BLACKROCK SENIOR INCOME SERIES V LIMITED	2,112,589.29
BLACKSTONE GSO MARKET NEUTRAL CREDIT MASTER FUND LP	1,540,279.28
BLACKSTONE GSO SECURED TRUST LTD	8,080,728.82
BLUE CROSS OF IDAHO HEALTH SERVICE INC	92,793.93
BLUEMOUNTAIN CLO 2011 1 LTD	1,540,279.28
BLUEMOUNTAIN CLO 2012-1 LTD	1,551,948.04
BLUEMOUNTAIN CLO 2012-2 LTD	1,559,825.96
BLUEMOUNTAIN CLO II LTD	768,214.29
BLUEMOUNTAIN CLO III LTD	768,214.29
BMI CLO I	2,304,642.86
BRIDGEPORT CLO II LTD	1,958,946.43
BRIDGEPORT CLO LTD	1,939,741.07
BURR RIDGE CLO PLUS LTD	1,171,526.79
CALLIDUS DEBT PARTNERS CLO FUND IV LTD	1,920,535.71
CALLIDUS DEBT PARTNERS CLO FUND V LTD	1,536,428.57
CALLIDUS DEBT PARTNERS CLO FUND VI LTD	1,536,428.57
CALLIDUS DEBT PARTNERS CLO FUND VII LTD	1,536,428.57
CANNINGTON FUNDING LTD	2,316,223.97
CARLYLE ARNAGE CLO LTD	1,415,730.65
CARLYLE DAYTONA CLO LTD	610,262.55
CARLYLE GLOBAL MARKET STRATEGIES CLO 2011 1 LTD	1,421,196.43
CARLYLE GLOBAL MARKET STRATEGIES CLO 2012-1 LTD	2,327,922.07
CARLYLE GLOBAL MARKET STRATEGIES CLO 2012-3 LTD	3,899,564.90
CARLYLE HIGH YIELD PARTNERS IX LTD	991,871.61
CARLYLE MCLAREN CLO LTD	613,801.59
CASTLE GARDEN FUNDING	2,304,642.86
CASTLE HILL FIXED INCOME OPPORTUNITIES SARL BY IGNIS INVESTMENT SERICES LIMITED	1,505,593.98
CENT CDO 12 LIMITED	1,139,745.34
CENT CDO 14 LIMITED	931,118.61
CENT CDO 15 LIMITED	1,120,539.98
CENT CDO XI LIMITED	2,304,642.86

CENT CLO 16 LP	2,333,815.55
CENTRAL PARK CLO LTD	2,310,418.89
CENTURION CDO 9 LIMITED	2,631,133.93
CHELSEA PARK CLO LTD	768,214.29
CIFC FUNDING 2006 IB LTD	652,982.14
CIFC FUNDING 2006 II LTD	1,037,089.29
CIFC FUNDING 2006-I LTD	902,651.79
CIFC FUNDING 2007 II LTD	1,770,753.24
CIFC FUNDING 2007 III LTD	1,521,083.60
CIFC FUNDING 2007-1 LTD	672,187.50
CIFC FUNDING 2011 I LTD	1,376,443.57
CIFC FUNDING 2012 I LTD	2,216,336.80
CM LIFE INSURANCE COMPANY	1,113,541.33
CN CANADIAN MASTER TRUST FUND	768,214.29
COA CAERUS CLO LTD	892,665
COLUMBIA FUND VARIABLE SERIES TRUST II VARIABLE PORTFOLIO EATON VANCE FLOATING RATE INCOME FUND	1,536,428.57
COLUMBUS PARK CDO LTD	760,454.54
COLUMBUSNOVA CLO IV LTD 2007-II	1,098,063.88
COLUMBUSNOVA CLO LTD 2006 I	652,982.14
COLUMBUSNOVA CLO LTD 2007 I	1,174,885.31
COMSTOCK FUNDING LTD	1,544,149.31
CREDIT SUISSE LOAN FUNDING LLC	544,008.92
CREDIT VALUE PARTNERS DISTRESSED DURATION MASTER FUND LP	1,555,877.04
DEL MAR CLO I LTD	2,693,563.39
DEUTSCHE BANK AG NEW YORK	83,174.92
DIVERSIFIED CREDIT PORTFOLIO LTD	3,780,315.78
DRYDEN XI LEVERAGED LOAN CDO 2006	3,508,886.31
DRYDEN XVI LEVERAGED LOAN CDO 2006	691,392.86
DRYDEN XXI LEVERAGED LOAN CDO LLC	1,544,149.30
DRYDEN XXIII SENIOR LOAN FUND	1,555,877.04
DRYDEN XXIV SENIOR LOAN FUND	584,934.74
DRYDEN XXV SENIOR LOAN FUND	2,078,019.64
EASTLAND CLO LTD	3,072,857.14
EATON VANCE CDO IX LTD	1,190,732.14
EATON VANCE CDO VIII LTD	1,709,276.79
EATON VANCE FLOATING RATE INCOME TRUST	2,247,026.79
EATON VANCE INSTITUTIONAL SENIOR LOAN FUND	9,410,625
EATON VANCE LIMITED DURATION INCOME FUND	2,131,794.64
EATON VANCE SENIOR FLOATING-RATE TRUST	1,997,357.14
EATON VANCE SENIOR INCOME TRUST	998,678.57
EATON VANCE SHORT DURATION DIVERSIFIED INCOME FUND	384,107.14
EATON VANCE VT FLOATING-RATE INCOME FUND	979,473.21
ECP CLO 2008 1 LTD	2,304,642.86
ECP CLO 2012 3 LTD	3,088,376.61
ECP CLO 2012 4 LTD	2,327,922.07

FACTORY MUTUAL INSURANCE COMPANY	349,188.32
FAIRWAY LOAN FUNDING COMPANY	1,152,321.43
FIDELITY ADVISOR SERIES I FIDELITY ADVISOR FLOATING RATE HIGH INCOME FUND	61,308,116.68
FINN SQUARE CLO LTD	5,766,420.34
FIRST TRUST SENIOR FLOATING RATE INCOME FUND II	3,078,535.85
FIRST WESTERN CAPITAL MANAGEMENT HIGH INCOME SENIOR LOANS LIMITED PARTNERSHIP	387,987
FIXED INCOME SHARES SERIES R	384,107.14
FLAGSHIP CLO V	768,214.29
FLATIRON CLO 2007 1 LTD BY NEW YORK LIFE	1,658,440.31
FLATIRON CLO 2011 1 LTD	2,310,418.89
FOOTHILL CLO I LTD	2,304,642.86
FORE CLO LTD 2007 1	5,383,276.03
FOUNTAIN COURT MASTER FUND	770,139.61
FOUR CORNERS CLO II LTD	1,114,682.80
FOUR CORNERS CLO III LTD	1,693,738.80
FRANKLIN CLO V LTD	4,006,285.72
FRASER SULLIVAN CLO I LTD	1,822,972.50
FRASER SULLIVAN CLO II LTD	1,822,972.50
FRASER SULLIVAN CLO V LTD	1,488,031.07
FRASER SULLIVAN CLO VI LTD	1,488,031.06
GALE FORCE 3 CLO LTD	1,536,428.57
GALE FORCE 4 CLO LTD	1,536,428.57
GANNETT PEAK CLO I LTD	2,643,905
GOLDMAN SACHS ASSET MANAGEMENT CLO PLC	3,276,491.83
GOLDMAN SACHS TRUST GOLDMAN SACHS HIGH YIELD FLOATING RATE FUND	6,159,293.89
GRAMERCY PARK CLO LTD	2,889,692.58
GRAYSON AND CO	21,515,563.11
GRAYSON CLO LTD	3,072,857.14
GREENS CREEK FUNDING LTD	2,322,058.28
GSO PALMETTO LIQUIDITY FUND LLC	1,544,149.30
GULF STREAM COMPASS CLO 2005-II LTD	1,152,321.43
GULF STREAM COMPASS CLO 2007 LTD	768,214.29
GULF STREAM SEXTANT CLO 2006 1 LTD	960,267.86
GULF STREAM SEXTANT CLO 2007 1 LTD	1,152,321.43
HARCH CLO III LIMITED	775,974.79
HARTFORD FLOATING RATE FUND THE	11,486,525.92
HARTFORD LIFE INSURANCE COMPANY BY HARTFORD INVESTMENTS	85,142.13
HARTFORD SHORT DURATION FUND	1,140,681.82
HBOS FINAL SALARY PENSION SCHEME BY PACIFIC INVESTMENT MANAGEMENT CO	1,155,209.44
HEWETTS ISLAND CLO VI LTD	1,386,646.10
HIGHLAND IBOXX SENIOR LOAN ETF	194,978.24

HOUSTON CASUALTY COMPANY BY BLACKROCK FINANCIAL MANAGEMENT	581,980.52
HSBC BANK PLC	1,636,628.17
IG FI CANADIAN ALLOCATION FUND	38,410.71
IHC HEALTH SERVICES INC BY PIMCO	384,107.14
ILLINOIS STATE BOARD OF INVESTMENT BY THL CREDIT SENIOR LOAN STRATEGIE	770,139.61
ING INVESTMENT MANAGEMENT CLO II LTD	1,117,771.10
ING INVESTMENT MANAGEMENT CLO III LTD	1,037,089.29
ING L FLEX SENIOR LOANS	5,527,233.96
INVESCO FLOATING RATE FUND	1,009,289.66
INVESCO SENIOR INCOME TRUST	799,767.95
INVESCO SENIOR LOAN FUND	1,123,949.05
INWOOD PARK CDO LTD	2,304,642.86
IRONSHORE INC	960,749.18
JERSEY STREET CLO LTD	1,578,062.91
JNL PPM AMERICA FLOATING RATE INCOME FUND	1,532,568.19
JPMBI RE BLACKROCK BANKLOAN FUND	770,154.24
KATONAH 2007 I CLO LTD	1,536,428.57
KATONAH IX CLO LTD	2,304,642.86
KATONAH X CLO LTD	2,304,642.86
LAFAYETTE SQUARE CDO LTD	768,214.29
LAMP FUNDS (IRE) 1 PLC SUB-FUND BLACKSTONE GSO SENIOR FLOATING RATE CORPORATE LOAN FUND	770,139.61
LANDMARK IX CDO LTD	1,536,428.57
LANDMARK VIII CLO LTD	1,536,428.57
LATITUDE CLO I LTD	384,107.14
LATITUDE CLO II LTD	384,107.14
LCM IX LIMITED PARTNERSHIP	2,409,858.77
LCM VIII LIMITED PARTNERSHIP	775,974.03
LCM X LIMITED PARTNERSHIP	1,548,038.87
LCM XI LIMITED PARTNERSHIP	2,698,711.61
LCM XII LIMITED PARTNERSHIP	2,113,692.52
LIBERTY MUTUAL INSURANCE COMPANY	4,609,285.71
LIMEROCK CLO I	1,311,975.75
LLOYDS TSB GROUP PENSION SCHEME NO 1	1,152,321.43
LLOYDS TSB GROUP PENSION SCHEME NO 2	768,214.29
LYONDELL MASTER TRUST	116,691.15
MACQUARIE FIRST TRUST GLOBAL INFRASTRUCTURE UTILITIES DIVIDEND & INCOME FUND	1,919,062.59
MAGNETITE VI LIMITED	967,561.04
MAGNETITE VII LTD	1,559,825.96
MAINSTAY FLOATING RATE FUND A SERIES OF MAINSTAY FUNDS TRUST	6,555,395.28
MAINSTAY VP FLOATING RATE PORTFOLIO A SERIES OF MAINSTAY VP FUNDS TRUST	4,651,064.53
MAPS CLO FUND II LTD	1,536,428.57
MARINE PARK CLO LTD	5,445,569.62
MARLBOROUGH STREET CLO LTD	2,006,443.83

MARQUETTE PARK CLO LTD	1,171,526.79
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	5,072,799.47
MAYPORT CLO LTD	576,160.71
MET INVESTORS SERIES TRUST MET EATON VANCE FLOATING RATE PORTFOLIO	1,882,125
MET INVESTORS SERIES TRUST - PIONEER STRATEGIC INCOME PORTFOLIO	1,110,069.64
METROPOLITAN LIFE INSURANCE COMPANY BY MET LIFE	11,523,214.29
MONTPELIER INVESTMENTS HOLDINGS LTD	194,484.63
MOUNTAIN CAPITAL CLO V LTD	883,446.43
MOUNTAIN CAPITAL CLO VI LTD	885,660.56
MOUNTAIN VIEW CLO II LTD	1,536,428.57
MOUNTAIN VIEW CLO III LTD	2,306,568.18
MOUNTAIN VIEW FUNDING CLO 2006 I LTD	1,536,428.57
MSIM PECONIC BAY LTD BY INVESCO SENIOR SECURED MGMT INC	1,027,669.85
MT WHITNEY SECURITIES INC BY DEUTSCHE BANK	1,920,535.71
NEPTUNE FINANCE CCS LTD	768,214.29
NEW YORK LIFE INSURANCE AND ANNUITY CORP	6,790,762.38
NEW YORK LIFE INSURANCE COMPANY	3,603,373.90
NORTHROP GRUMMAN PENSION MASTER TRUST BY GOLDMAN SACHS ASSET MANAGEMENT	968,012.95
NUVEEN CREDIT STRATEGIES INCOME FUND	1,175,367.86
NYLIM FLATIRON CLO 2006 1 LTD	2,942,875.29
OCTAGON INVESTMENT PARTNERS V LTD	768,214.29
PACIFIC LIFE FUNDS PL FLOATING RATE LOAN FUND	230,464.29
PACIFIC SELECT FUND FLOATING RATE LOAN PORTFOLIO BY EATON VANCE	2,554,312.50
PERMANENS CAPITAL LP	602,902.34
PHOENIX CLO II LTD	691,392.86
PHOENIX CLO III LTD	691,392.86
PIMCO CAYMAN BANK LOAN FUND	1,528,668.82
PIMCO CAYMAN GLOBAL CREDIT ALPHA FUND	2,381,464.29
PIMCO COMMODITY REAL RETURN STRATEGY FUND	614,571.43
PIMCO DIVERSIFIED INCOME FUND	2,304,642.86
PIMCO FLOATING INCOME FUND	2,304,642.86
PIMCO FUNDS GLOBAL INVESTORS SERIES PLC DIVERSIFIED INCOME DURATION HEDGED FUND	385,069.83
PIMCO FUNDS GLOBAL INVESTORS SERIES PLC DIVERSIFIED INCOME FUND	4,993,392.86
PIMCO FUNDS GLOBAL INVESTORS SERIES PLC GLOBAL REAL RETURN FUND	1,305,964.29
PIMCO FUNDS GLOBAL INVESTORS SERIES PLC UNCONSTRAINED BOND FUND	15,465,223.24
PIMCO FUNDS PIMCO INCOME FUND	2,304,642.86
PIMCO FUNDS PRIVATE ACCOUNT PORTFOLIO SERIES PIMCO SENIOR FLOATING RATE PORTFOLIO	61,553.43
PIMCO INVESTMENT GRADE CORPORATE BOND FUND	8,296,714.29
PIMCO REAL RETURN ASSET FUND BY PIMCO	1,152,321.43

PIMCO REAL RETURN FUND	7,682,142.86
PIMCO SENIOR FLOATING RATE FUND	4,626,730.54
PIMCO UNCONSTRAINED BOND FUND	15,488,269.67
PIONEER FLOATING RATE FUND	1,294,441.07
PIONEER FLOATING RATE TRUST	1,256,030.36
PIONEER MULTI ASSET ULTRASHORT INCOME FUND	271,306.06
PIONEER SHORT TERM INCOME FUND	334,173.21
PIONEER STRATEGIC INCOME FUND	5,776,971.43
PORTOLA CLO LTD	768,214.29
PPM GRAYHAWK CLO LTD	1,538,353.90
PRIMUS CLO II LTD	1,386,646.10
PROSPECT PARK CDO LTD	1,536,428.57
PUBLIC EMPLOYEES RETIREMENT ASSOCIATION OF NEW MEXICO BY PIMCO	220,740.05
RACE POINT VI CLO LIMITED	3,103,896.10
RACE POINT VII CLO LIMITED	1,559,825.96
RED RIVER CLO LTD	2,304,642.86
REGENTS OF THE UNIVERSITY OF CALIFORNIA	272,278.23
RIDGEWORTH FUNDS SEIX FLOATING RATE HIGH INCOME FUND	20,575,586.26
RIDGEWORTH FUNDS TOTAL RETURN BOND FUND	701,882.29
RIVERSOURCE LIFE INSURANCE COMPANY	979,473.24
SAPPHIRE VALLEY CDO I LTD	768,214.29
SARATOGA CLO I LIMITED	785,370.88
SCHILLER PARK CLO LTD	1,651,660.71
SCOR GLOBAL LIFE AMERICAS REINSUREANCE COMPANY	465,584.42
SCOR REINSURANCE COMPANY	310,389.61
SENIOR DEBT PORTFOLIO BY BOSTON MANAGEMENT & RESEARCH	4,972,262.20
SILVERADO CLO 2006 II LIMITED	1,540,279.28
SOCIETE GENERALE GRAND CAYMAN BRANCH	2,368,505.91
SOUTH CAROLINA RETIREMENT SYSTEM BY PIMCO	1,536,428.57
SPECIALIZED INVESTMENT MANAGEMENT SICAV SIF CORPORATE LOAN MASTER FUND	1,155,180.05
SSD LOAN FUNDING LLC	5,740,925.73
SSOMF LOAN FUNDING LLC CITIBANK NA	5,766,420.34
STRATFORD CLO LTD	3,072,857.14
SUN LIFE ASSURANCE COMPANY OF CANADA US	1,536,428.57
SYMPHONY CLO IX LIMITED PARTNERSHIP	4,655,844.14
SYMPHONY CLO VIII LIMITED PARTNERSHIP	774,019.44
TETON FUNDING LLC SUNTRUST BANK	1,459,607.14
THE LINDE PENSION PLAN TRUST	384,107.14
TORUS INSURANCE HOLDINGS LIMITED	1,546,099.01
TRS HY FNDS LLC	1,548,038.87
UBS AG STAMFORD BRANCH	1,309,624.41
US SPECIALTY INSURANCE COMPANY BY BLACKROCK FINANCIAL MANAGEMENT	581,980.52
VENTURE V CDO LIMITED	1,152,321.43
VENTURE VI CDO LIMITED	380,246.76

VENTURE VII CDO LIMITED	947,613.97
VIRGINIA RETIREMENT SYSTEM BY PIMCO	576,160.71
VIRTUS SENIOR FLOATING RATE FUND	1,536,428.57
WASATCH CLO LTD	1,727,625.55
WELLS FARGO BANK NATIONAL ASSOCIATION	1,883,379.62
WESTCHESTER CLO LTD	1,536,428.57
WHITEHORSE IV LTD	1,536,428.57
Aggregate 2013 Other Term Commitments:	$806,625,000.00

Schedule 2

“Base Rate Margin” with respect to the 2013 Other Term Loans shall mean, 1.75%.

“Eurodollar Margin” with respect to the 2013 Other Term Loans shall mean, 2.75%.

“Eurodollar Rate” floor with respect to the 2013 Other Term Loans shall be, 1.00%.

Exhibit A

Amendments

[see attached]

Composite copy reflecting amendments made pursuant to the Amendment dated as of February 27, 2013.

CREDIT AGREEMENT

dated as of

May 27, 2011

among

THE AES CORPORATION,

as Borrower,

BANK OF AMERICA, N.A.,

as Agent,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Book Runners,

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY SENIOR FUNDING, INC.,

as Co-Syndication Agents,

BARCLAYS CAPITAL

BNP PARIBAS

CREDIT AGRICOLE CIB

SCOTIA CAPITAL

UNION BANK, N.A.,

as Co-Managers,

and

THE BANKS LISTED HEREIN

i

ARTICLE VI

DEFAULTS

Section 6.01	Events of Default	58

Section 6.02	Notice of Default	61

ARTICLE VII

THE AGENT

Section 7.01	Appointment and Authorization	61

Section 7.02	Rights as a Bank	61

Section 7.03	Exculpatory Provisions	61

Section 7.04	Reliance by Agent	60

Section 7.05	Delegation of Duties	61

Section 7.06	Resignation of Agent	61

Section 7.07	Non-Reliance on Agent and Other Banks	62

Section 7.08	No Other Duties, Etc	62

Section 7.09	Agent May File Proofs of Claim	62

Section 7.10	Collateral Matters	63

Section 7.11	Notices; Effectiveness; Electronic Communication	63

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

Section 8.01	Basis for Determining Interest Rate Inadequate or Unfair	65

Section 8.02	Illegality	66

Section 8.03	Increased Cost and Reduced Return	66

Section 8.04	Taxes	68

Section 8.05	Base Rate Loans Substituted for Affected Eurodollar Loans	71

v

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of May 27, 2011 (this “Agreement”) among THE AES CORPORATION, a Delaware corporation (the “Borrower”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers (the “Joint Lead Arrangers”) and Joint Book Runners (the “Joint Book Runners”), J.P. MORGAN SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC. as Co-Syndication Agents (the “Co-Syndication Agents”), BANK OF AMERICA, N.A., as Agent for the Bank Parties (the “Agent”) and each lender from time to time party hereto (collectively, the “Banks” and individually, a “Bank”).

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower has requested that the Banks each make a single Term Loan to the Borrower on the Closing Date in accordance with the terms of this Agreement. The Banks have indicated their willingness to agree to make such Loan, but only on the terms and conditions of this Agreement, including causing the Obligations of the Borrower under the Financing Documents to be secured by the Collateral pursuant to the Collateral Documents.

WHEREAS, Borrower has requested that, simultaneously with the 2013 Transactions, the 2013 Other Term Loan Banks make 2013 Other Term Loans in an aggregate principal amount of $806,625,000.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

The following terms, as used herein, have the following meanings:

“2013 Transactions” shall mean the collective reference to (a) the transactions effected by the 2013 Amendment and (b) the payment of all fees and expenses with respect to the foregoing.

“2013 Amendment” shall mean that certain Amendment No. 1 dated as of February 27, 2013 among Borrower, the 2013 Other Term Loan Banks and the Agent.

“2013 Amendment Effective Date” shall mean the “Amendment Effective Date” as such term is defined in the 2013 Amendment.

“2013 Other Term Loan” shall have the meaning provided in the 2013 Amendment.

“2013 Other Term Loan Bank” shall have the meaning provided in the 2013 Amendment.

“2013 Other Term Commitment” shall have the meaning provided in the 2013 Amendment.

“2013 Other Term Loan Termination Date” shall have the meaning provided in the 2013 Amendment.

“Acceptance Notice” has the meaning set forth in Section 2.10(b)(ii).

“Accepting Banks” shall have the meaning set forth in Section 10.17.

“Act” shall have the meaning set forth in Section 10.18.

“Additional Collateral Trust Agreement Collateral” means the “Additional Collateral” referred to in the Collateral Trust Agreement.

“Additional Term Loan Bank” means any bank, other financial institution or institutional investor that, in any case, is not an existing Bank and that agrees to provide any portion of any (a) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.16 (including the 2013 Other Term Loan Banks under the 2013 Amendment) or (b) Commitment Increase pursuant to Section 2.17; provided that each Additional Term Loan Bank (other than any Person that is a Bank, an Affiliate of a Bank or an Approved Fund of a Bank at such time) shall be subject to the approval of the Agent (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Agent under Section 10.06(c) for an assignment of Loans to such Additional Bank.

“Adjusted Parent Operating Cash Flow” means, for any period, (i) Parent Operating Cash Flow for such period less (ii) the sum of the following expenses (determined without duplication), in each case to the extent paid by the Borrower during such period in cash and regardless of whether any such amount was accrued during such period:

(A) income tax expenses of the Borrower and its Subsidiaries (other than income tax expenses of Subsidiaries that are not organized under the laws of the United States or any State thereof); and

(B) corporate overhead expenses (including rental expense of the Borrower).

For purposes of determining Adjusted Parent Operating Cash Flow for any period, the contribution to Parent Operating Cash Flow for such period from any Subsidiary not organized under the law of the United States or any State thereof shall be reduced (but

2

Eurodollar Rate plus 1.00% and (d) 2.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Borrowing” has the meaning set forth in the definition of “Borrowing” herein.

“Base Rate Loan” means a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Section 2.07(a) or Article VIII plus the Base Rate Margin.

“Base Rate Margin” means (i) in respect of the Initial Term Loans, a rate per annum equal to 2.25%, (ii) in respect of the 2013 Other Term Loans, a rate per annum equal to 1.75%, (iii) in respect of the Other Term Loans, a rate per annum to be agreed in the applicable Refinancing Amendment and (iv) in respect of the Incremental Term Loan Facility, a rate per annum to be agreed to by the Borrower, the Agent and the Incremental Term Loan Banks.

“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the recital of the parties to this Agreement.

“Borrower Materials” has the meaning set forth in Section 7.11(c).

“Borrowing” means (i) a borrowing hereunder consisting of Initial Term Loans made to the Borrower at the same time by the Initial Term Loan Banks pursuant to Section 2.01, (ii) a borrowing hereunder consisting of Other Term Loans made to the Borrower at the same time by the Other Term Loan Banks pursuant to Section 2.16, or (iii) a borrowing hereunder consisting of Incremental Term Loans made to the Borrower at the same time by the Incremental Term Loan Banks pursuant to Section 2.17. A Borrowing is a “Base Rate Borrowing” if such Loans are Base Rate Loans or a “Eurodollar Borrowing” if such Loans are Eurodollar Loans.

“Business Day” means either (i) a Domestic Business Day or (ii) a Eurodollar Business Day, as applicable.

“BVI Cayman Pledge Agreement” means the Pledge Agreement dated as of December 12, 2002, made by AES BVI II in favor of the Collateral Trustees.

“BVI Collateral” means the “Collateral” referred to in the BVI Cayman Pledge Agreement.

5

“Collateral Account” has the meaning as set forth in the Collateral Trust Agreement.

“Collateral Documents” means the Security Agreement, the Collateral Trust Agreement, the BVI Cayman Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Trustees for the benefit of the Secured Holders.

“Collateral Trust Agreement” means the Collateral Trust Agreement dated as of December 12, 2002 made by the grantors thereunder in favor of the Collateral Trustees, as amended by Amendment No. 1 dated as of July 29, 2003, Amendment No. 2 dated as of March 17, 2004, Amendment No. 3 dated as of August 20, 2009 and as further amended from time to time.

“Collateral Trustees” has the meaning as set forth in the Collateral Trust Agreement.

“Commitment Increase” has the meaning set forth in Section 2.17(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Conduit Bank” means any special purpose corporation organized and administered by any Bank for the purpose of making Loans hereunder otherwise required to be made by such Bank and designated by such Bank in a written instrument, subject to the consent of the Agent and the Borrower (which, in each case, shall not be unreasonably withheld or delayed); provided that the designation by any Bank of a Conduit Bank shall not relieve the designating Bank of any of its obligations to fund a Loan under the Agreement if, for any reason, its Conduit Bank fails to fund any such Loan, and the designating Bank (and not the Conduit Bank) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Bank, and provided further that no Conduit Bank shall be entitled to receive any greater amount pursuant to Section 8.03, 8.04 or 10.03 than the designating Bank would have been entitled to receive in respect of the extensions of credit made by such Conduit Bank.

“Consolidated Net Assets” means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shows on the consolidated balance sheet of the Borrower and its Subsidiaries contain in the latest annual report to the stockholders of the Borrower and prepared in accordance with GAAP.

“Consolidated Subsidiary” means, at any date with respect to any Person, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Controlling Person” has the meaning set forth in the definition of “Affiliate” herein.

7

“Eurodollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

“Eurodollar Default Rate” has the meaning set forth in Section 2.06(c).

“Eurodollar Lending Office” means, as to each Bank Party, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank Party as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Agent.

“Eurodollar Loan” means a Loan which bears interest at the Eurodollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election plus the Eurodollar Margin.

“Eurodollar Margin” means (i) in respect of the Initial Term Loans, a rate per annum equal to 3.25%, (ii) in respect of the 2013 Other Term Loans, a rate per annum equal to 2.75%, (iii) in respect of the Other Term Loans, a rate per annum to be agreed in the applicable Refinancing Amendment and (iv) in respect of the Incremental Term Loan Facility, a rate per annum to be agreed to by the Borrower, the Agent and the Incremental Term Loan Banks.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the commencement of such Interest Period and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two Eurodollar Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination. Notwithstanding anything to the contrary contained herein, the Eurodollar Rate shall at all times at least equal or exceed 1.00%.

“Event of Default” has the meaning set forth in Section 6.01.

“Excluded AES Business” means any AES Business located in Brazil or Argentina; provided that the Borrower may by written notice to the Agent make an election not to treat one or more AES Businesses in Brazil or Argentina as an “Excluded AES Business”. Once the Borrower elects not to treat an AES Business as an “Excluded AES Business” it may not thereafter change or revoke such election with respect to such AES Business without the consent of the Required Banks.

“Excluded Swap Obligation” means, with respect to the Borrower or any of its Subsidiaries, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guarantee of the Borrower or any such Subsidiary , of, or the grant by the Borrower or any such Subsidiary, of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Existing Credit Agreement” means the Fifth Amended and Restated Credit Agreement dated as of July 29, 2010, among the Borrower, Citicorp USA, Inc., as Agent, the guarantors party thereto and the other lenders party thereto.

“Existing Trust Preferred Securities” means the $3.375 Trust Preferred Securities, Series C issued by AES Trust III on October 7, 1999.

“Extension of Credit” means a Borrowing pursuant to Section 2.01 or Section 2.17.

“Facilities” means the Initial Term Loan Facility, any Other Term Loan Facility made available to the Borrower pursuant to Section 2.16 and any Incremental Term Loan Facility made available to the Borrower pursuant to Section 2.17.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (a) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agent.

“Financing Documents” means this Agreement, the Collateral Documents, the Term Loan Notes and the 2013 Amendment.

“Financing Parties” means (i) the Bank Parties hereunder and (ii) the “Bank Parties” under and as defined in the Existing Credit Agreement.

“First Priority Secured Debt” means Debt of the Borrower secured by a first-priority lien on the Creditor Group Collateral (subject to the limitations set forth in Section 5.10), provided that Debt owed to an Affiliate of the Borrower shall not be First Priority Secured Debt.

“Fund” means and Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount thereof.

“GAAP” has the meaning set forth in Section 1.02.

“Grantor” means each of the Borrower, AES BVI II, AES Hawaii Management Company, Inc., AES New York Funding, L.L.C., AES Oklahoma Holdings, L.L.C. and AES Warrior Run Funding, L.L.C.

“Group of Loans” means, at any time, a group of Loans consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Eurodollar Loans having the same Interest Period at such time; provided that if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article VIII, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or, for the avoidance of doubt,

“Incremental Term Loan Note” means a promissory note of the Borrower to the order of any Incremental Term Loan Bank, in substantially the form of Exhibit A hereto (with such modifications as the Borrower and the Agent may agree are necessary to evidence the terms of the Incremental Term Loan Facility), evidencing the indebtedness of the Borrower to such Bank resulting from the Incremental Term Loan deemed to have been made by such Bank.

“Incremental Term Loan Termination Date” has the meaning set forth in the definition of “Termination Date” herein.

“Indemnitee” has the meaning set forth in Section 10.03(b).

“Initial Term Loan” means each Term Loan made hereunder in accordance with the terms of Section 2.01 and each Initial Term Loan made as a result of a Commitment Increase in accordance with the terms of Section 2.17.

“Initial Term Loan Bank” means each Bank (including any Additional Term Loan Bank) having an Initial Term Loan.

“Initial Term Loan Commitment” means, with respect to each Initial Term Loan Bank, the amount set forth opposite its name on Appendix I hereto or, if such Bank has entered into one or more Assignment and Assumptions or Assumption Agreements or is an Additional Term Loan Bank, the amount set forth for such Bank in respect of the Initial Term Loan Facility in the Register maintained by the Agent pursuant to Section 10.06(g).

“Initial Term Loan Facility” means, at any time, the aggregate amount of the Initial Term Loan Banks’ Initial Term Loans at such time.

“Initial Term Loan Note” means a promissory note of the Borrower to the order of any Initial Term Loan Bank, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Bank resulting from the Initial Term Loan deemed to have been made by such Bank.

“Initial Term Loan Termination Date” has the meaning set forth in the definition of “Termination Date” herein.

“Interest Period” means, with respect to each Eurodollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three, six or, with the consent of all affected Banks, nine or twelve months thereafter, as the Borrower may elect in such notice; provided that:

(iv) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

(v) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Eurodollar Business Day of a calendar month; and

(vi) (x) with respect to any Initial Term Loans, any Interest Period that would otherwise end after the Initial Term Loan Termination Date shall end on the Initial Term Loan Termination Date, (y) with respect to any Other Term Loans, any Interest Period that would otherwise end after the applicable Other Term Loan Termination Date shall end on the applicable Other Term Loan Termination Date and (z) with respect to any Incremental Term Loans, any Interest Period that would otherwise end after the applicable Incremental Term Loan Termination Date shall end on the applicable Incremental Term Loan Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

“IPALCO” means Ipalco Enterprises, Inc., an Indiana corporation.

“Joint Book Runners” has the meaning set forth in the recitals of the parties to this Agreement.

“Joint Lead Arrangers” has the meaning set forth in the recitals of the parties to this Agreement.

“Lender Parties” has the meaning set forth in the Collateral Trust Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Term Loan, which may be a Base Rate Loan or a Eurodollar Loan and “Loans” means Term Loans, each of which may be Base Rate Loans or Eurodollar Loans or any combination of the foregoing.

“Material Adverse Effect” means a material adverse effect on (i) the business, consolidated results of operations, consolidated financial condition or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its material obligations under any Financing Document or (iii) the rights of and remedies available to any Bank Party under any Financing Document.

“Material Obligation” means any obligation or liability in an amount equal to or in excess of $100,000,000.

“Material Subsidiary” of any Person means, as of any date, any Subsidiary of which such Person’s proportionate share of such Subsidiary’s total assets (after intercompany eliminations) exceeds 15% of the total assets of such Person on a consolidated basis.

“Minimum CP Rating” means (i) A-1 for Standard & Poor’s Ratings Services; (ii) P-1 for Moody’s Investors Service, Inc.; (iii) F-1 for Fitch IBCA, Inc. and (iv) D-1 for Duff & Phelps Credit Rating Co.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Cash Proceeds” with respect to any Asset Sale, means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the property disposed of in such Asset Sale or received in any other noncash form) therefrom, in each case, net of:

(vii) all legal, title and recording tax expenses, commissions and other customary fees and expenses incurred (including, without limitation, consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof), and all federal, state, provincial, foreign and local taxes payable to the relevant tax authority (x) as a direct consequence of such Asset Sale, (y) as a result of the required repayment of any Debt in any jurisdiction other than the jurisdiction where the property disposed of was located or (z) as a result of any repatriation to the U.S. of any proceeds of such Asset Sale,

(viii) a reasonable reserve (which reserve if required by the applicable sale agreement, shall be deposited into a third party escrow account with an escrow agent and shall be maintained in such account until such time as the applicable indemnification obligation expires or the amounts on deposit are required to make indemnification payments) for any indemnification payments (fixed and contingent) attributable to seller’s indemnities to the purchaser undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale (but excluding any payments, which by the terms of the indemnities will not, under any circumstances, be made prior to the Initial Term Loan Termination Date); provided that any amounts in such reserve to the extent not paid to the purchaser as an indemnification payment after the expiration of any applicable time period set forth in the agreements in respect of such Asset Sale shall be treated as “Net Cash Proceeds” for all purposes of this Agreement,

(ix) all payments made on any Debt which must by its terms or by applicable law be repaid out of the proceeds from such Asset Sale, and

(x) all required distributions and other required payments made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

provided that for purposes of determining Net Cash Proceeds received by a Subsidiary required to be applied pursuant to Section 2.10, only that portion of such Net Cash Proceeds received by the Borrower or a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders pursuant to the Collateral Documents from such Subsidiary in accordance with Section 5.17 shall be included.

“Non-Consenting Bank” has the meaning set forth in Section 10.16.

“Non-Pledged Subsidiaries” means (i) as of the Closing Date, each of the direct Subsidiaries of the Borrower or of AES BVI II listed on Schedule III or (ii) after the Closing Date, in addition to the “Non-Pledged Subsidiaries” set forth on Schedule III, any newly formed or acquired direct (1) Subsidiary of the Borrower whose aggregate assets have a fair market value not in excess of $3,000,000 and, together with the fair market value of the assets of all Non-Pledged Subsidiaries (other than any Subsidiary which is described in clause (2) below), does not exceed $50,000,000 or (2) Subsidiaries of the Borrower for which a grant or perfection of a Lien on such Subsidiary’s stock would require approvals and consents from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of, such Subsidiary.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Interest Rate Election” has the meaning set forth in Section 2.07(a).

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(d) or (e). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Financing Documents include (i) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrower under any Financing Document and (ii) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Bank Party, in its sole discretion, may elect to pay or advance on behalf of the Borrower. Nothwithstanding the foregoing, the Obligations shall in no event include any Excluded Swap Obligations.

“Off Balance Sheet Obligation” means, with respect to any Person, any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing classified as an operating lease in accordance with GAAP, if such Obligations would give rise to a claim against such Person in a proceeding referred to in Section 6.01(d).

“Other Taxes” has the meaning set forth in Section 8.04(b).

“Other Term Commitments” means one or more tranches of Loan commitments hereunder that result from a Refinancing Amendment. The aggregate amount of Other Term Commitments as of the 2013 Amendment Effective Date is $806,625,000.

“Other Term Loan Bank” means each Bank (including any Additional Term Loan Bank) having an Other Term Loan.

“Other Term Loan Facility” means, at any time, the aggregate amount of the Other Term Loan Banks’ Other Term Loans at such time.

“Other Term Loan Note” means a promissory note of the Borrower to the order of any Other Term Loan Bank, in substantially the form of Exhibit A hereto (with such modifications as the Borrower and the Agent may agree are necessary to evidence the terms of the Other Term Loan Facility), evidencing the indebtedness of the Borrower to such Bank resulting from the Other Term Loans deemed to have been made by such Bank.

“Other Term Loans” means one or more tranches of Loan that result from a Refinancing Amendment.

“Other Term Loan Termination Date” has the meaning set forth in the definition of “Termination Date”.

“Parent” means, with respect to any Bank Party, any Person controlling such Bank Party.

“Parent Operating Cash Flow” means, for any period, the sum of the following amounts (determined without duplication) as calculated below:

(xi) dividends paid to the Borrower by its Subsidiaries during such period;

(xii) consulting and management fees paid to the Borrower for such period;

(xiii) tax sharing payments made to the Borrower during such period;

(xiv) interest and other distributions paid to the Borrower during such period with respect to cash and other Temporary Cash Investments of the Borrower;

(xv) cash payments made to the Borrower in respect of foreign exchange Hedge Agreements or other foreign exchange activities entered into by the Borrower on behalf of any of its Subsidiaries; and

(xvi) other cash payments made to the Borrower by its Subsidiaries other than (A) returns of invested capital; (B) payments of the principal of Debt of any such Subsidiary to the Borrower and (C) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of letters of credit for the account of the Borrower and the benefit of the beneficiaries of such accounts.

For purposes of determining Parent Operating Cash Flow:

(1) the aggregate net cash payments received by a Qualified Holding Company whose Equity Interests have been pledged to the Secured Holders as and to the extent required by the Collateral Documents during any period which could have been (without regard for any cash held by such Qualified Holding Company at the beginning of such period), but were not, paid as a dividend to the Borrower during such period due to tax or other cash management considerations may be included in Parent Operating Cash Flow for such period; provided that any amounts so included will not be included in Parent Operating Cash Flow if and when paid to the Borrower in any subsequent period; and

(2) Net Cash Proceeds from Asset Sales shall not be included in Parent Operating Cash Flow for any period.

“Participant” has the meaning set forth in Section 10.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Amendment” means, one or more amendments providing for an extension of the final maturity date of any Loan and/or any commitment of the Accepting Banks (provided, that such extensions may not result in having more than eight different final maturity dates under this Agreement without the prior written consent of the Agent (such consent not to be unreasonably withheld, conditioned or delayed)) and, in connection therewith and subject to the limitations set forth in Section 10.17, any change in the Base Rate Margin and/or Eurodollar Margin and other pricing with respect to the applicable Loans and/or commitments of the Accepting Banks and the payment of any fees (including prepayment premiums or fees) to the Accepting Banks (such changes and/or payments to be in the form of cash, equity interest or other property as agreed by the Borrower and the Accepting Banks to the extent not prohibited by this Agreement).

“Permitted Business” means, with respect to any Person, (i) a line of business which is substantially the same line of business as one or more of the principal businesses of such Person and its Subsidiaries, (ii) a line of business which is complementary or ancillary to, one or more of the principal businesses of such Person and its Subsidiaries, (iii) any

“Qualified Equity-Linked or Hybrid Securities” means preferred stock, mandatorily convertible debt securities and Hybrid Securities, in each case, that does not constitute Redeemable Stock.

“Qualified Holding Company” means any Wholly-Owned Consolidated Subsidiary of the Borrower that satisfies, and all of whose direct or indirect holding companies (other than the Borrower) are Wholly-Owned Consolidated Subsidiaries of AES that satisfy, the following conditions:

(xvii) its direct and indirect interest in any AES Business shall be limited to the ownership of Capital Stock or Debt obligations of a Person with a direct or indirect interest in such AES Business;

(xviii) except as a result of the Financing Documents (and permitted refinancings thereof), no consensual encumbrance or restriction of any kind shall exist on its ability to make payments, distributions, loans, advances or transfers to the Borrower;

(xix) it shall not have outstanding any Debt other than Guarantees of Debt under, or Liens constituting Debt under, the Financing Documents (and permitted refinancings thereof) and Debt to the Borrower or to other Qualified Holding Companies (other than AES BVI II);

(xx) it shall engage in no business or other activity, shall enter into no binding agreements and shall incur no obligations (other than agreements with, and obligations to, the Borrower or other Qualified Holding Companies (other than AES BVI II)) other than (A) the holding of the Capital Stock and Debt obligations permitted under clause (i) above, including entering into retention agreements and subordination agreements relating to such Capital Stock and Debt, (B) the holding of cash received from its Subsidiaries and the investment thereof in Temporary Cash Investments, (C) the payment of dividends and other amounts to the Borrower, (D) ordinary business development activities, (E) the making (but not the entering into binding obligations to make) of Investments in AES Businesses owned by its Subsidiaries, and (F) entering into foreign exchange Hedge Agreements in respect of dividends received or expected to be received from Subsidiaries of such Qualified Holding Company, in a notional amount not to exceed $100,000,000 outstanding at any time for each Qualified Holding Company and for a term of no more than six months from the date the relevant Hedge Agreement is entered into; and

(xxi) is listed on Schedule IV hereto (as supplemented from time to time by written notice to the Agent by the Borrower).

“Quarterly Payment Date” means each March 15, June 15, September 15 and December 15.

“Recourse Debt” means, on any date, the sum of (i) Debt of the Borrower (other than (x) Equity Credit Preferred Securities, (y) Qualified Equity-Linked or Hybrid Securities and (z) undrawn letters of credit supporting business development activities) plus (ii) Derivative Obligations of the Borrower plus (iii) Off Balance Sheet Obligations of the Borrower.

“Recourse Debt to Cash Flow Ratio” means, for any period, the ratio of:

(xxii) the sum of the Recourse Debt as of the end of such period to;

(xxiii) the Adjusted Parent Operating Cash Flow during such period.

“Redeemable Stock” means any class or series of Capital Stock or Hybrid Securities of any Person that by its terms or otherwise is (i) required to be redeemed prior to the date that is 180 days following the Initial Term Loan Termination Date (other than a redemption solely in the form of Capital Stock that does not constitute Redeemable Stock), (ii) redeemable at the option of the holder of such class or series of Capital Stock or Hybrid Securities at any time prior to the date that is 180 days following the Initial Term Loan Termination Date or (iii) convertible into or exchangeable for (unless solely at the option of such person) Capital Stock or Hybrid Securities referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the date that is 180 days following the Initial Term Loan Termination Date; provided that any Capital Stock or Hybrid Securities that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock or Hybrid Securities upon the occurrence of an “asset sale” or a “change of control” occurring prior to the date that is 180 days following the Initial Term Loan Termination Date shall not constitute Redeemable Stock if such Capital Stock or Hybrid Securities specifically provides that such person will not repurchase or redeem any such Capital Stock or Hybrid Securities pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“Refinanced Term Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Agent and the Borrower executed by each of (a) the Borrower, (b) the Agent and (c) each Additional Term Loan Bank and Bank, as the case may be, that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.16.

“Register” has the meaning set forth in Section 10.06(g).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Fund” means with respect to any Bank that is an investment fund, any other investment fund that invests in commercial loans that is managed by the same investment advisor as such Bank or by an Affiliate of such Bank or such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., provided that one of such two Minimum CP Ratings is by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.; (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; (iv) medium term notes, auction rate preferred stock, asset backed securities, bonds, notes and letter of credit supported instruments, issued by any entity organized under the laws of the United States, or any state or municipality of the United States and rated in any of the three highest rated categories by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.; (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; (vi) Eurodollar certificates of deposit issued by any bank or trust company which has capital and unimpaired surplus of not less than $500,000,000 or (vii) with respect to a Subsidiary, any category of investment designated as permissible investments under such Subsidiary’s loan documentation; provided that in each case (except clause (vii)) that such Investment matures within 15 months from the date of acquisition thereof by the Borrower or a Subsidiary and (B) registered investment companies that are “money market funds” within the meaning of Rule 2a-7 under the Investment Company Act of 1940.

“Term Loan” means each Initial Term Loan, each Other Term Loan and each Incremental Term Loan.

“Term Loan Bank” means each Initial Term Loan Bank, each Other Term Loan Bank and each Incremental Term Loan Bank.

“Term Borrowings” means a borrowing consisting of simultaneous Term Loans of the same type made by the appropriate Term Loan Banks.

“Term Loan Commitments” means the Initial Term Loan Commitments of the Initial Term Loan Banks at such time, the Other Term Commitments (including the 2013 Other Term Commitments) of the Other Term Loan Banks (including the 2013 Other Term Loan Banks) at such time and the Incremental Term Loan Commitments of the Incremental Term Loan Banks at such time.

“Term Loan Facilities” means the Initial Term Loan Facility, the Other Term Loan Facility and the Incremental Term Loan Facility.

“Term Loan Notes” means the Initial Term Loan Notes, the Other Term Loan Notes and the Incremental Term Loan Notes.

“Termination Date” means (i) the seventh anniversary of the Closing Date, in the case of the Initial Term Loan Facility (the “Initial Term Loan Termination Date”), (ii) the date agreed to by the Borrower, the Agent and the Incremental Term Loan Banks in the case of any Incremental Term Loan Facility (the “Incremental Term Loan Termination Date”) and (iii) the final maturity date as specified in the applicable Refinancing Amendment in the case of any Other Term Loans (the “Other Term Loan Termination Date”) ; provided, in each case, that if the applicable Termination Date occurs on a day that is not a Eurodollar Business Day, such Termination Date shall occur on the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Termination Date shall be the next preceding Eurodollar Business Day.

“Total Bank Exposure” at any time means the sum of the aggregate principal amount of the Loans outstanding at such time.

“Total Term Loan Commitments” means at any time in respect of a Term Loan Bank the sum of such Term Loan Bank’s Initial Term Loan Commitment at such time plus such Term Loan Bank’s Incremental Term Loan Commitment and Other Term Commitment at such time.

“Trust Preferred Securities” means, at any date:

(xxiv) any Existing Trust Preferred Securities, and

(xxv) any other equity interests in a Special Purpose Financing Subsidiary of AES (such as those known as “TECONS”, “MIPS” or “RHINOS”): (I) that are not (A) required to be redeemed or redeemable at the option of the holder thereof prior to the fifth anniversary of the Initial Term Loan Termination Date or (B) convertible into or exchangeable for (unless solely at the option of AES) equity interests referred to in clause (A) above or Debt having a scheduled maturity, or requiring any repayments or prepayments of principal or any sinking fund or similar payments in respect of principal or providing for any such repayment, prepayment, sinking fund or other payment at the option of the holder thereof prior to the fifth anniversary of the Initial Term Loan Termination Date and (II) as to which, at such date, AES has the right to defer the payment of all dividends and other distributions in respect thereof for the period of at least 19 consecutive quarters beginning at such date.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person or other Persons performing similar functions.

“Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary all of the shares of Capital Stock or other ownership interests of which (except directors’ qualifying shares and shares owned by foreign nationals mandated by applicable law) are at the time directly or indirectly owned by AES.

Section 1.02 Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks (“GAAP”); provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any calculation of the “Recourse Debt to Cash Flow Ratio” to eliminate the effect of any change in generally accepted accounting principles on the operation of such calculation (or if the Agent notifies the Borrower that the Required Banks wish to amend such calculation for such purpose), then the Borrower’s compliance with such calculation shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such calculation is amended in a manner satisfactory to the Borrower and the Required Banks.

Section 1.03 Types of Borrowing.

The term “Borrowing” denotes (a) the aggregation of Loans made (or deemed to have been made) or to be made to the Borrower by one or more Banks pursuant to Article II on the same day, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same initial Interest Period or (b) if the context so requires, the borrowing of such Loans. Borrowings are classified for purposes hereof by reference to the pricing of Loans comprising such Borrowing (e.g., a “Eurodollar Borrowing” is a Borrowing comprised of Eurodollar Loans). It is understood and agreed that all Borrowings will be made in Dollars.

ARTICLE II

THE CREDITS

Section 2.01 Commitment to Lend.

(a) Subject to the terms and conditions set forth herein, each Bank severally agrees to make a single Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to 99.5% of such Bank’s Initial Term Loan Commitment under the Initial Term Loan Facility; provided that the principal amount of Initial Term Loans deemed to have been made hereunder shall be an amount equal to 100% of the Initial Term Loan Commitments.

(b) Subject to the terms and conditions set forth herein and in the 2013 Amendment, each 2013 Other Term Loan Bank severally agrees to make a single 2013 Other Term Loan to the Borrower on the 2013 Amendment Effective Date in a principal amount equal to 100% of such 2013 Other Term Loan Bank’s 2013 Other Term Commitment under the 2013 Amendment; provided that the principal amount of 2013 Other Term Loans deemed to have been made hereunder and thereunder shall be an amount equal to 100% of the 2013 Other Term Commitments.

(c) The Borrowing of Term Loans shall consist of Term Loans made simultaneously by the Banks in accordance with their respective Term Loan Commitments. The Term Loans are not revolving in nature, and amounts repaid or prepaid in respect thereof may not be reborrowed.

Section 2.02 Notice of Borrowing.

(a) The Borrower shall give the Agent notice (a “Notice of Borrowing”) not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Eurodollar Business Day before each Eurodollar Borrowing, specifying:

(i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

(ii) the aggregate amount of such Borrowing;

(iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or the Eurodollar Rate; and

(iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of “Interest Period.”

(b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(c) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (d) of this Section 2.02) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 7.11. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower requesting such Borrowing at the Agent’s aforesaid address.

(d) [Intentionally Omitted.]

(e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank’s share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (c) and (d) of this or such account or accounts, shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

Section 2.05 Maturity of Loans.

(a) The Borrower shall repay the Initial Term Loans (i) on each Quarterly Payment Date beginning on June 15, 2011 and prior to the Initial Term Loan Termination Date in an aggregate principal amount equal to 0.25% of the initial principal amount of the Initial Term Loans and (ii) on the Initial Term Loan Termination Date in an aggregate principal amount equal to the principal amount of Initial Term Loans then outstanding (together with interest accrued thereon).

(b) On or after the 2013 Amendment Effective Date, the Borrower shall repay the 2013 Other Term Loans (i) on each Quarterly Payment Date beginning on March 15, 2013 and prior to the 2013 Other Term Loan Termination Date in an aggregate principal amount equal to 0.25% of the initial principal amount of the 2013 Other Term Loans and (ii) on the 2013 Other Term Loan Termination Date in an aggregate principal amount equal to the principal amount of 2013 Other Term Loans then outstanding (together with interest accrued thereon).

(c) Each Other Term Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Other Term Loan Termination Date in respect of such Other Term Loan Facility and each Incremental Term Loan shall mature, and the principal amount thereof shall be due and payable (together with interest accrued thereon) on the Incremental Term Loan Termination Date in respect of such Incremental Term Loan Facility.

Section 2.06 Interest Rates.

(a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate Margin applicable to such Loan plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date.

(b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Eurodollar Margin applicable to such Loan for such day plus the Eurodollar Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

(c) Upon the occurrence and during the continuance of an Event of Default described in Section 6.01(a) or an Event of Default described in Section 6.01(d) or 6.01(e) with respect to the Borrower, the Borrower shall pay interest on (x) (i) the outstanding principal amount of each Base Rate Loan owing to each Bank Party, payable on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Base Rate Loan pursuant to Section 2.06(a) above and (ii) to the fullest extent permitted by law, the amount of any interest that is not paid when due, from the date such interest thereon to the date of prepayment; provided, that in the event that, on or prior to the first anniversary of the 2013 Amendment Effective Date, the Borrower (x) makes any prepayment of 2013 Other Term Loans in connection with any Repricing Transaction or (y) effects any amendment to this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Agent, for the ratable account of each of the applicable Banks, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (II) in the case of clause (y), an amount equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment that were repriced pursuant to such amendment. Upon receipt of a notice of prepayment pursuant to this Section 2.10(a)(i), the Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

(ii) Notwithstanding anything in any Financing Document to the contrary, the Borrower may, pursuant to the procedures and in the manner set forth on Schedule 2.10, make an offer to prepay outstanding Loans at a discount to par and make a prepayment with respect to such Loans; provided that, both at the time of any such offer and at the time of any such prepayment, no Default or Event of Default has occurred and is continuing or would result therefrom. Upon the completion of any prepayment made in connection with a transaction pursuant to this Section 2.10(a)(ii) and Schedule 2.10, the Loans subject to such prepayment shall be deemed satisfied and of no further force and effect.

(b) Mandatory. (i) The Borrower shall, on the third Domestic Business Day following the receipt by the Borrower after the Closing Date of Net Cash Proceeds from any Asset Sales, offer to prepay, on a pro rata basis, an aggregate principal amount of the Term Loans in an amount equal to the Banks’ Ratable Share of such Net Cash Proceeds and the Term Loan Banks shall have the option to accept or refuse such prepayment in accordance with the provisions set forth in Section 2.10(c).

(ii) Upon a Change of Control, the Borrower shall make an offer to prepay (a “Change of Control Prepayment”) the entire principal amount of the Term Loans (the “Change of Control Prepayment Offer”) at 101% of the aggregate principal amount thereof and the Borrower shall notify the Agent in writing of the Change of Control Prepayment Offer in writing within 30 days after the date of such Change of Control. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment and include the payment date (which shall be no earlier than 30 days nor later than 60 days from the date of the Change of Control Prepayment Offer) (the “Change of Control Prepayment Date”). The Agent will promptly notify each Bank of the contents of any such prepayment notice and of such Bank’s pro rata share of the prepayment. Any Bank may elect, by delivering a written notice (an “Acceptance Notice”) no later than three Domestic Business Days prior to the Change of Control Prepayment Date, that any Change of Control Prepayment be made with respect to all or any portion of the Term Loans held by such Bank pursuant to this Section 2.10(b)(ii). If a Bank fails to deliver an Acceptance Notice within the time frame specified above, any such

Section 5.07 Intentionally Omitted.

Section 5.08 Use of Proceeds.

The proceeds of the Loans made under this Agreement (other than the 2013 Other Term Loans made on the 2013 Amendment Effective Date pursuant to the 2013 Amendment) will be used by the Borrower for working capital and other general corporate purposes, including, but not limited to, at the Borrower’s election, the financing of a portion of the purchase price and related expenses in connection with the Borrower’s contemplated acquisition of DPL Inc. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U. The proceeds of (x) the 2013 Other Term Loans made on the 2013 Amendment Effective Date shall be used on the 2013 Amendment Effective Date to prepay in full all Term Loans outstanding hereunder as of the 2013 Amendment Effective Date (immediately prior to giving effect to the 2013 Amendment) and all other Obligations in respect thereof and fees and expenses with respect thereto, and (y) the remaining portion, if any, of the 2013 Other Term Loans made on the 2013 Amendment Effective Date shall be used to pay the fees and expenses with respect to the 2013 Transactions and for general corporate purposes.

Section 5.09 Intentionally Omitted.

Section 5.10 Negative Pledge.

(a) The Borrower shall not incur, issue, assume or guarantee any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a mortgage, pledge or other lien on any Principal Property or any capital stock or indebtedness held directly by the Borrower or any Subsidiary of the Borrower (other than assets that are part of the Creditor Group Collateral), unless (i) the Borrower secures the Term Loans equally and ratably with (or prior to) such indebtedness, so long as such indebtedness shall be so secured, or (ii) after giving effect thereto the aggregate amount of all such indebtedness so secured, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed the Secured Debt Limit.

(b) The Borrower agrees that Liens on the Creditor Group Collateral shall only secure First Priority Secured Debt (including (x) Debt under the Existing Credit Agreement and (y) Debt under this Agreement) up to an aggregate principal amount not to exceed the Secured Debt Limit.

Section 5.11 Consolidations and Mergers.

(a) The Borrower shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Borrower unless either (x) the Borrower shall be the immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 6.02 Notice of Default.

The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank Party and shall thereupon notify all the Banks thereof.

ARTICLE VII

THE AGENT

Section 7.01 Appointment and Authorization.

Each of the Banks hereby irrevocably appoints (a) Bank of America to act on its behalf as the Agent hereunder and under the other Financing Documents and (b) approves and appoints Citibank, N.A. as successor to Bank of America as its Agent upon the resignation of Bank of America as Agent hereunder and under the Financing Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

Section 7.02 Rights as a Bank.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.

Section 7.03 Exculpatory Provisions.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Documents. Without limiting the generality of the foregoing, the Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or